UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                             ----------------------


                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  May 27, 2005


                               ACORN HOLDING CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



DELAWARE                           FILE NUMBER 0-11454           59-2332857
(STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NUMBER)    (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)



    65 LOCUST AVENUE, NEW CANAAN, CT                               06840
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                        (ZIP CODE)


Registrant's telephone number, including area code: (212) 536-4089

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
---------  ------------------------------------------

On May 27, 2005 Acorn Holding Corp. (the "Company"), Valentec Systems, Inc., a Delaware corporation ("Valentec"), and the two sole stockholders of Valentec (the "Valentec Stockholders") entered into a stock purchase and share exchange agreement (the "Agreement") pursuant to which the Company will purchase all of the outstanding shares of common stock of Valentec in exchange for the issuance by the Company to the Valentec Stockholders on a pro rata basis pursuant to a private placement exemption, of 5,423,130 newly-issued shares of common stock, par value $.01 per share (the "Common Stock"), of the Company. It is anticipated that following the consummation of the transaction, and a recapitalization of the Company, the current stockholders of the Company will own approximately 10%.

The consummation of the transaction is subject to the satisfaction of customary conditions in similar transactions, including requisite consents, the truth and accuracy of the parties' respective representations and warranties, the absence of any pending litigation seeking to restrain or invalidate the transaction and the lack of any material adverse changes since the execution and delivery of the Agreement. Consummation of the transaction also requires the continued effectiveness of Valentec's $1 million financing and a Standby Equity Distribution Agreement of up to $15 million, the amendment of provisions of the Standby Equity Distribution Agreement and related documents, including certain warrants, affected by the acquisition transaction and the receipt of certain agreements with consultants to Valentec. Upon the closing, any outstanding warrants of Valentec will be exercisable into, and the shares issuable pursuant to the Standby Equity Distribution Agreement will be, shares of Common Stock of the Company.

The Agreement also contemplates that, concurrent with the closing of the transaction, (a) the Board of Directors of the Company shall resign and the vacancies created thereby shall be filled with the appointees of the current Valentec Stockholders who shall fill such posts until the next annual election of directors and (b) all current officers of the Company shall resign from their positions with the Company, with new officers to be appointed by the new Board members.

The foregoing summary of the terms and conditions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement attached as Exhibit 10.1 hereto, and which is hereby incorporated herein by reference.

For a copy of the Press Release in respect of the Agreement, see the Press Release that is attached hereto and incorporated herein by reference as Exhibit 99.1; see also Item 9.01.

ITem 3.02. Unregistered Sales of Equity Securities.
---------  ---------------------------------------

As noted in Item 1.01 above, the Company contemplates issuing 5,423,130 shares of Common Stock to the Valentec Stockholders at the closing of the transaction. The Company's Common Stock to be issued in this transaction will constitute restricted securities that are exempt from the registration requirements of the Securities Act of 1933, as amended, in reliance on the exemption provided by Rule 506 of Regulation D of the Act.

Item 5.01.   Changes in Control of Registrant.
----------   --------------------------------

See Item 1.01 above.


Item 7.01.   Regulation F D Disclosure.
----------   --------------------------

See the Press Release and attached hereto and incorporated herein by reference as Exhibit 99.1; see also Item 9.01.


Item 9.01. Financial Statements and Exhibits.
---------  ---------------------------------

(c)         Exhibits.

          10.1 Stock Purchase and Share Exchange Agreement, dated May 27, 2005, by and among Acorn Holding Corp., Valentec Systems, Inc. and the stockholders of Valentec Systems, Inc.

          99.1. Press Release dated May 27, 2005.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:    May 27, 2005


                                    ACORN HOLDING CORP.


                                    By: /s/ Edward N. Epstein
                                        --------------------------------------
                                    Edward N. Epstein
                                    President and Chief Executive Officer